MMC ENERGY, INC. COMPLETES STOCK-FOR-STOCK MERGER AND $12 MILLION PRIVATE PLACEMENT FINANCING

|PR Newswire  -  2006-05-26|

       NEW YORK, May 26 /PRNewswire-FirstCall/ -- MMC Energy, Inc. (f/k/a High Tides Ventures, Inc.) (OTC Bulletin Board: MMCN) today announced the completions of a stock-for-stock merger with MMC Energy North America, LLC ("MMC"), a North American energy asset acquisition and management company. The Company will retain MMC's senior management team led by Chairman and CEO Karl W. Miller, President Marty Quinn, and CFO Denis Gagnon. The merger resulted in MMC becoming a publicly traded company, and MMC's management and Board of Directors have assumed operational control of the Company.

       (Photo: http://www.newscom.com/cgi-bin/prnh/20060526/NYF007LOGO)

       Concurrent with the closing of the merger, the Company completed a $12 million private placement financing to a group of institutional and accredited investors involving the issuance of shares of the Company's common stock at $1.00 per share. Initially targeting the $6 million financing, the private placement was oversubscribed. The net proceeds from the financing will be used for general working capital purposes.

       "We are extremely pleased to have completed our public listing, which will allow greater access to the global capital markets to support our ongoing growth objectives and allow for much greater global diversification of our shareholder base," said Karl W. Miller, Chairman and CEO of MMC.

       "The energy sector is critical to our domestic security and our nation's economic recovery. The industry needs strong leadership with competent management and operators in control of these critical generation and energy infrastructure assets," said Miller.

       The power generation industry is recovering from a cyclical downturn after a period of overbuilding that ultimately resulted in depressed wholesale power prices and industry wide restructuring. Many newly constructed and existing generation facilities were highly levered and became financially distressed during the downturn. MMC's strategy is to acquire such distressed assets that can immediately benefit from MMC's direct operational management approach and injection of new capital.

       The effective date of the merger was May 15, 2006. In connection with the merger, the Company completed a split-off transaction, which divested the Company of its prior business operations and the assets and liabilities associated with that business to its then controlling shareholders. As the result of the merger and the split-off, the Company has abandoned its prior business plan and operations and has adopted the business plan and operations of MMC, and has changed the address of its principal executive offices to 26 Broadway, Suite 907, New York, New York 10004.

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       About MMC Energy, Inc.

       MMC Energy, Inc. is a North American Energy Acquisition Company, which primarily acquires and operates deep value power generation and associated energy infrastructure assets. The Company is headquartered in New York City, incorporated and traded in the United States. The Company's mission is to create long-term value from deep discount acquisitions through a duel focus on structuring disciplined acquisitions and hands on post-acquisition asset management. The Company currently owns power generation assets in California and is pursuing an aggressive portfolio acquisition and growth strategy targeting small to medium sized power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S. Additional information concerning MMC Energy is available at http://www.mmcenergy.com.

       Forward Looking Statements:

       This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and
       Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to exploit oil and gas exploration opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing , intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward-looking statements.